LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I,  JOHN STOUT, JR. the undersigned, of
3100 W 69th Street (address), City of Mission Hills, County of Johnson, State of
Kansas, hereby make, constitute and appoint each of Mary J. Schroeder, James C.
Burmeister, and Russell J. Mitchell each of The Andersons, Inc., 480 W. Dussel
Drive, Maumee, Ohio 43537,  my true and lawful limited attorney-in-fact for me and in my name, place and stead,  giving severally unto said Mary J. Schroeder,
James C. Burmeister, and Russell J. Mitchell  full power individually to (i)
execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934,
each as amended,  and (ii) execute and deliver any and all exercise orders, certificates, commitments and other agreements necessary or appropriate in connection with any exercise of my stock options for shares in The Andersons,
Inc., do any and all other acts to effectuate the foregoing, and execute and submit all SEC filings necessary or appropriate in connection therewith, in connection with my beneficial ownership of equity securities of The Andersons,
Inc., or  options for such equity securities.
	The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
	This Power of Attorney shall at all time be binding with respect to all actions taken by the attorney-in-fact in accordance with the terms of the Power of
Attorney. The Power of Attorney shall begin on the date of execution noted below and shall lapse and cease to have any effect on the date of the undersigned's termination of employment or separation from service as member of the Board, or upon any earlier written revocation of the Power of Attorney by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 18th day of February, 2015.

		                           JOHN STOUT, JR.
State of Kansas)
			    )  ss
County of Johnson)

	On this 18th day of February, 2015, before me a notary public in and for said state, personally appeared John Stout, Jr. , to me personally known, who being duly sworn, acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.
                       Amy Judd
		       NOTARY PUBLIC

My Commission Expires:
03/22/2016